BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

ALAN T HAWKINS
HIGHLIGHT NETWORKS, INC.

NV

Job:C20180119-0279
January 19, 2018

Special Handling Instructions:
Email out 1/19/18; Amendment, RAS

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amendment	20180026793-18	1/19/2018 8:00:25 AM	1	$175.00	$175.00
24 Hour Expedite	20180026793-18	1/19/2018 8:00:25 AM	1	$125.00	$125.00
Total					$300.00

Payments

Type	Description	Amount
Credit	5163920304306559403093	$300.00
Total		$300.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

ALAN T HAWKINS
HIGHLIGHT NETWORKS, INC.

NV

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of
Barbara K. Cegavske
Barbara K. Cegavske
Secretary of State
State of Nevada

Document Number
20180026793-18
Filing Date and Time
01/19/2018 8:00 AM
Entity Number
E0459682007-4

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Highlight Networks, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

3. Authorized Capital Stock. The total number of shares of all classes of capital stock which the corporation is authorized to issue is one hundred eighty million (180,000,000) shares of stock, consisting of one hundred fifty million (150,000,000) shares of common stock, par value $0.001 per share (the " Common Stock") and twenty million (20,000,000) shares of preferred stock, par value $0.001 per share (the "Preferred Stock") to be designated in classes or series and the number of each class or series and the voting powers, designations, preferences, limitations, restrictions, relative rights, and distinguishing designation of each class or series of stock as the Board of Directors shall determine in its sole discretion.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 69.09%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090403

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	**20180028010-92**
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time **01/19/2018 1:15 PM**
	Entity Number **E0459682007-4**

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

Highlight Networks, Inc.

2. Description of the original document for which correction is being made:

20180026793-18

3. Filing date of the original document for which correction is being made: 01/19/2018

4. Description of the inaccuracy or defect:

3. Authorized Capital Stock. The total number of shares of all classes of capital stock which the corporation is authorized to issue is one hundred eighty million (180,000,000) shares of stock, consisting of one hundred fifty million (150,000,000) shares of common stock, par value $0.001 per share (the "Common Stock") and twenty million (20,000,000) shares of preferred stock, par value $0.001 per share (the "Preferred Stock") to be designated in classes or series and the number of each class or series and the voting powers, designations, preferences, limitations, restrictions, relative rights, and distinguishing designation of each class or series of stock as the Board of Directors shall determine in its sole discretion.

5. Correction of the inaccuracy or defect:

3. Authorized Capital Stock. The total number of shares of all classes of capital stock which the corporation is authorized to issue is one hundred seventy million (170,000,000) shares of stock, consisting of one hundred fifty million (150,000,000) shares of common stock, par value $0.001 per share (the "Common Stock") and twenty million (20,000,000) shares of preferred stock, par value $0.001 per share (the Preferred Stock") to be designated in classes or series and the number of each class or series and the voting powers, designations, preferences, limitations, restrictions, relative rights, and distinguishing designation of each class or series of stock as the Board of Directors shall determine in its sole discretion.

6. Signature:

Authorized Signature	CEO **Title ***	01/19/2018 **Date**

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

ALAN T HAWKINS
HIGHLIGHT NETWORKS, INC.

NV

Job:C20180119-1604
January 22, 2018

Special Handling Instructions:
24 Hour Certificate of Correction email out 1/22/18, RAS.

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Correction	20180028010-92	1/19/2018 1:15:56 PM	1	$175.00	$175.00
24 Hour Expedite	20180028010-92	1/19/2018 1:15:56 PM	1	$125.00	$125.00
Total					$300.00

Payments

Type	Description	Amount
Credit	5166386569466197003078	$300.00
Total		$300.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

ALAN T HAWKINS
HIGHLIGHT NETWORKS, INC.

NV